EXHIBIT 10.25

DOMAIN NAME PURCHASE AGREEMENT

This Domain Name Purchase Agreement (the “Agreement”) is entered into effective November 18, 2011 (the “Closing Date”) by and between Global Life Enhancements, Inc., a New Jersey corporation (the “Seller”) and WeedMaps Media, Inc., a Nevada corporation (the “Buyer”).  Each of the Seller and the Buyer may be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Seller is the owner of the domain name known as “marijuana.com” (the “Domain Name”);

WHEREAS, Seller desires to sell, and Buyer desires to purchase, the Domain Name on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree as follows:

AGREEMENT

1.           Seller hereby agrees to sell, and Purchaser hereby agrees to purchase, the Domain Name.

2.           The purchase price for the Domain Name shall be Four Million Two Hundred Fifty Thousand Dollars ($4,250,000.00) (the “Purchase Price”), payable as follows:

A.	on the Closing Date, Purchaser shall pay to Seller, or its assigns, the sum of One Hundred Twenty Five Thousand Dollars ($125,000.00) by wire transfer;

B.
on the Closing Date, Purchaser shall execute a Non-Recourse Secured Promissory Note  (the “Note”) in favor of Seller, or its assigns, in the principal amount of Four Million One Hundred Twenty Five Thousand Dollars ($4,125,000.00), in form and substance substantially as set forth in Exhibit A attached hereto.

3.           In addition to the Purchase Price, beginning on the tenth (10th) business day of the month immediately following the first full month after the Transfer Date (as defined below) (the “Report Beginning Date”), Purchaser shall pay to the Seller, or its assigns, an amount equal to ten percent (10%) of the gross revenue generated by the Domain Name (the “Revenue Payment”) until such time as the Note is paid in full (the “Revenue Obligation Period”).  On the Report Beginning Date, and on the tenth (10th) business day of each month thereafter during the Revenue Obligation Period, Purchaser shall submit to Seller the Revenue Payment along with a report of the applicable revenue.

Page 1of 4

4.           During the Revenue Obligation Period, Seller shall be entitled to two text links on the Internet website at the Domain Name, as well as two banner ads (of average size based on the site) that are static (non rotational).  Seller to provide all necessary graphics and text, which are subject to final approval by Purchaser in its sole discretion.

5.           On January 18, 2012 (the “Transfer Date”), subject to the condition that the first monthly payment due under the Note has been paid by Purchaser to Seller, the Seller will transfer to an escrow company satisfactory to the Parties, free and clear from any and all liens and encumbrances other than those created by the escrow, all right, title and interest in and to the Domain Name, including any trademark rights associated with the Domain Name itself and all Internet traffic to the Domain Name.  Notwithstanding, this Agreement does not relate to any website content, which shall remain the property of the Seller.  During the time period between the Closing Date and the Transfer Date, Seller will remain in control of the Domain Name, and shall indemnify Purchaser for any liabilities arising thereunder in accordance with Section 6.

6.           Each Party agrees to indemnify and hold harmless the other against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property, arising out of any act, failure to act, neglect, any untrue or alleged untrue statement of a material fact or failure to state a material fact which thereby makes a statement false or misleading, or any breach of any material representation, warranty or covenant by either Party or any of its agents, employees, or other representatives.  Nothing herein is intended to nor shall it relieve either party from liability for its own willful act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

7.           Each Party hereto will hold and will cause its agents, officers, directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter hereof (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Agreement.

8.           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) upon personal delivery if deposited with a recognized courier with written verification of receipt.  All communications shall be sent as follows:

If to Seller:	Global Life Enhancements, Inc.
615 Pineview Drive
Galloway, NJ 08205
Attn: Brian Petruzzi/Jennifer Petruzzi
Facsimile: (609) 652-4005

If to Purchaser:	WeedMaps Media, Inc.
1300 Dove Street, Suite 100
Newport Beach, CA 92660
Attn: President
Facsimile: (949) 515-1625

with a copy to:	The Lebrecht Group, APLC
9900 Research Drive
Irvine, CA 92618
Attn: Brian A. Lebrecht, Esq.
Facsimile: (949) 635-1244

or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other Party hereto.

9.           This Agreement sets forth the entire understanding of the Parties and supersedes any prior agreement or understanding relating to the subject matter hereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all the Parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the Party making the waiver.

10.         Neither Party may assign, sell, transfer or otherwise convey, pledge or encumber any of its rights, obligations or interests under this Agreement without the prior written consent of the Party.

11.         Except as otherwise provided herein, the provisions hereof shall insure to the benefit of, and be binding upon, the successor, assigns, heirs, executors and administrators of the Parties hereto

12.         This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or void in any jurisdiction to be unenforceable or void in any jurisdiction, the other provisions of this Agreement shall remain in full force and effect under applicable law and shall be construed in order to effectuate the purpose and intent of this Agreement. Any action brought by any party hereto shall be brought within the State of New Jersey.

13.         Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing party shall be reimbursed by the non-prevailing party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys' fees.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

“Seller”		“Buyer”

Global Life Enhancements, Inc.,		WeedMaps Media, Inc.,
a New Jersey corporation		a Nevada corporation

/s/ Brian Petruzzi		/s/ James Pakulis
By:	Brian Petruzzi	By:	James Pakulis
Its:	President	Its:	President